EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.15 for the Second Quarter of 2014

GREENSBORO, N.C., July 28, 2014 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported second quarter 2014 results with highlights as follows:

2nd Quarter Financial Highlights

  Net income of $750,000 in the second quarter of 2014 improved on a sequential basis from $265,000 in the first quarter and from a net loss of $201,000 in the fourth quarter of 2013.
  Loans held for investment increased 11.1% from $418.2 million at June 30, 2013 to $464.7 million at June 30, 2014. Loans held for investment have grown sequentially for the past four quarters.
  The net interest margin, computed on a fully taxable basis, improved to 3.74% in the second quarter of 2014 from 3.65% in the second quarter of 2013.
  Average non-interest bearing demand deposits increased 15.2% in the second quarter of 2014 from the second quarter of 2013.
  Mortgage banking gross revenues decreased $1.6 million to $2.0 million for the second quarter of 2014 from the second quarter of 2013. The Mortgage Division incurred a net loss of $183,000 in the second quarter of 2014 compared to net income of $373,000 in the second quarter of 2013. The second quarter loss for the mortgage division improved from a first quarter 2014 net loss of $435,000.
  Diluted net income per common share decreased to $0.15 in the second quarter of 2014 from $0.34 in the second quarter of 2013. Net income available to common stockholders was $503,000 and $1,164,000 for the second quarters of 2014 and 2013, respectively.
  Excluding the loss from the Mortgage Division, net income available to common stockholders in the second quarter of 2014 would have been approximately $686,000, or $0.20 net income per diluted common share.
  Noninterest expense decreased $0.8 million, or 10.9%, in the second quarter of 2014 from the second quarter of 2013.
  Non-performing assets decreased $1.2 million and $2.2 million during the second quarter and first six months of 2014, respectively, to $16.9 million at June 30, 2014.

Robert T. Braswell, President and CEO, commented, "We continue to build value for our shareholders through our reduction in non-performing assets, by increasing our loans held for investment, and by growing non-interest bearing deposits. As a result of our progress, our net interest margin increased to 3.74% in the second quarter of 2014 from 3.65% in the second quarter of 2013. Our net income, asset quality, loan growth, net interest margin, and non-interest bearing demand deposits all improved sequentially in the second quarter of 2014."

"We have seen a recent upswing in mortgage loan applications which indicates future improvement in the performance of our mortgage division. While the mortgage division's net loss of $183,000 in the second quarter of 2014 was less than the net loss of $435,000 in the first quarter, we continue our focus on improving results through expanded markets and improved efficiencies," said Braswell.

Braswell further commented, "I am pleased to announce that David Caster has joined Carolina Bank as Vice President, Small Business Administration (SBA) Program Manager. Dave brings 29 years of banking experience and will coordinate SBA lending and related sales. We expect SBA lending and related sales to be accretive to our net income in late 2014 and in 2015."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Hillsborough, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30,	December 31,
	2014	2013
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 15,143	$ 6,037
Interest-bearing deposits with banks	11,076	58,859
Bank term deposits	11,865	11,118
Securities available-for-sale, at fair value	60,348	62,016
Securities held-to-maturity (fair values of $16,476 in 2014 and $14,462 in 2013)	16,269	14,810
Loans held for sale	49,301	28,382
Loans	464,706	444,087
Less allowance for loan losses	(7,203)	(7,663)
Net loans	457,503	436,424
Premises and equipment, net	18,355	18,261
Other real estate owned	4,431	2,329
Bank-owned life insurance	11,304	11,129
Other assets	13,567	12,442
Total assets	$ 669,162	$ 661,807

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 91,894	$ 84,911
NOW, money market and savings	343,570	342,970
Time	141,849	151,216
Total deposits	577,313	579,097

Advances from the Federal Home Loan Bank	12,835	2,885
Securities sold under agreements to repurchase	494	3,032
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	8,231	7,579
Total liabilities	618,483	612,203

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 10,994 shares	10,994	10,994
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,431,440 in 2014 and 3,428,776 in 2013	3,432	3,429
Additional paid-in capital	16,247	16,226
Retained earnings	18,913	18,336
Stock in directors' rabbi trust	(1,495)	(1,347)
Directors' deferred fees obligation	1,495	1,347
Accumulated other comprehensive income	1,093	619
Total stockholders' equity	50,679	49,604
Total liabilities and stockholders' equity	$ 669,162	$ 661,807

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Interest income
Loans	$ 5,858	$ 6,122	$ 11,612	$ 12,841
Investment securities, taxable	411	260	831	508
Investment securities, non taxable	136	107	278	213
Interest from deposits in banks	49	67	109	85
Total interest income	6,454	6,556	12,830	13,647

Interest expense
NOW, money market and savings	240	276	476	596
Time deposits	407	503	825	1,023
Other borrowed funds	164	187	328	375
Total interest expense	811	966	1,629	1,994

Net interest income	5,643	5,590	11,201	11,653
Provision for loan losses	346	100	1,116	500
Net interest income after provision for loan losses	5,297	5,490	10,085	11,153
Non-interest income
Service charges	321	295	620	547
Mortgage banking income	1,954	3,586	3,287	7,481
Gain on sale of investment securities	94	170	143	192
Other	(29)	155	40	300
Total non-interest income	2,340	4,206	4,090	8,520

Non-interest expense
Salaries and benefits	4,016	4,610	7,851	9,358
Occupancy and equipment	793	747	1,554	1,494
Foreclosed property expense	58	547	163	878
Professional fees	546	355	1,004	541
Outside data processing	275	195	526	454
FDIC insurance	133	79	267	248
Advertising and promotion	173	285	494	491
Stationery, printing and supplies	141	181	278	334
Other	577	535	910	1,118
Total non-interest expense	6,712	7,534	13,047	14,916

Income before income taxes	925	2,162	1,128	4,757
Income tax expense	175	692	113	1,569
Net income	750	1,470	1,015	3,188
Dividends and accretion on preferred stock	247	306	438	611
Net income available to common shareholders	$ 503	$ 1,164	$ 577	$ 2,577

Net income per common share
Basic	$ 0.15	$ 0.34	$ 0.17	$ 0.76
Diluted	$ 0.15	$ 0.34	$ 0.17	$ 0.75

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2014
(unaudited)
	Quarterly					Years Ended
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
($ in thousands except for share data)	2014	2014	2013	2013	2013	2013	2012

EARNINGS
Net interest income	$ 5,643	5,558	5,360	5,302	5,590	22,315	24,187
Provision for loan losses	$ 346	770	2,350	600	100	3,450	2,360
NonInterest income	$ 2,340	1,750	2,909	2,905	4,206	14,334	19,650
NonInterest expense	$ 6,712	6,335	6,475	6,229	7,534	27,620	30,243
Net income (loss)	$ 750	265	(201)	1,023	1,470	4,010	7,502
Net income (loss) available to common stockholders	$ 503	74	(425)	776	1,164	2,928	6,276
Basic earnings (loss) per common share	$ 0.15	0.02	(0.12)	0.23	0.34	0.86	1.85
Diluted earnings (loss) per common share	$ 0.15	0.02	(0.12)	0.23	0.34	0.85	1.85
Average common shares outstanding	3,430,036	3,428,891	3,428,776	3,423,961	3,403,347	3,410,974	3,387,045
Average diluted common shares outstanding	3,434,101	3,433,381	3,437,015	3,435,335	3,423,373	3,426,764	3,395,383

PERFORMANCE RATIOS
Return on average assets **	0.31%	0.05%	-0.25%	0.46%	0.70%	0.44%	0.93%
Return on average common equity **	5.12%	0.77%	-4.29%	7.93%	12.04%	7.52%	18.05%
Net interest margin (fully-tax equivalent) *	3.74%	3.75%	3.46%	3.46%	3.65%	3.59%	3.89%
Efficiency ratio	83.19%	85.85%	77.70%	75.27%	76.50%	74.88%	68.68%
# full-time equivalent employees - period end	195	194	191	203	215	191	208

CAPITAL
Equity to period-end assets	7.57%	7.60%	7.50%	7.54%	8.09%	7.50%	7.79%
Common tangible equity to assets	5.93%	5.93%	5.83%	5.91%	5.74%	5.83%	5.53%
Tier 1 leverage capital ratio - Bank	9.07%	8.97%	8.86%	8.81%	9.39%	8.86%	9.23%
Tier 1 risk-based capital ratio - Bank	10.81%	11.13%	11.19%	11.67%	12.68%	11.19%	11.27%
Total risk-based capital ratio - Bank	13.41%	13.79%	13.85%	14.76%	15.81%	13.85%	14.18%
Book value per common share	$ 11.57	11.36	11.26	11.51	11.23	11.26	11.30

ASSET QUALITY
Net charge-offs	$ 1,432	144	2,388	3,030	208	5,731	4,209
Net charge-offs to average loans *	1.26%	0.13%	2.21%	2.85%	0.20%	1.33%	0.90%
Allowance for loan losses	$ 7,203	8,289	7,663	7,701	10,131	7,663	9,944
Allowance for loan losses to loans held invst.	1.55%	1.85%	1.73%	1.79%	2.42%	1.73%	2.15%
Nonperforming loans	$ 12,435	16,610	16,731	19,606	16,501	16,731	13,067
Performing restructured loans	$ 9,983	10,145	10,381	10,933	14,151	10,381	13,822
Other real estate owned	$ 4,431	1,494	2,329	3,446	4,031	2,329	5,940
Nonperforming loans to loans held for investment	2.68%	3.70%	3.77%	4.55%	3.95%	3.77%	2.83%
Nonperforming assets to total assets	2.52%	2.75%	2.88%	3.45%	3.07%	2.88%	2.75%

END OF PERIOD BALANCES
Total assets	$ 669,162	657,365	661,807	667,833	669,489	661,807	691,868
Total loans held for investment	$ 464,706	448,858	444,087	430,736	418,158	444,087	461,728
Total deposits	$ 577,313	575,850	579,097	584,494	581,404	579,097	590,925
Stockholders' equity	$ 50,679	49,956	49,604	50,383	54,192	49,604	53,862

AVERAGE BALANCES
Total assets	$ 656,724	657,959	664,516	671,632	671,745	671,529	671,376
Total earning assets	$ 613,582	617,147	622,481	629,994	627,855	627,491	626,735
Total loans held for investment	$ 455,798	454,039	431,602	425,271	423,587	432,471	465,478
Total non interest-bearing demand deposits	$ 90,186	87,597	87,987	85,972	78,299	82,343	62,155
Common stockholders' equity	$ 39,401	38,947	39,339	38,803	38,764	38,927	34,761

* annualized for all periods presented
**return on average assets and on average common equity are computed using net income available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com